UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 22, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 22, 2009, Global Hotline’s wholly owned subsidiary IA Partners Co. Ltd. (“IAP”) signed an amendment with Mitsui Sumitomo Bank Co Ltd adjusting the repayment of the amount due of 137,500,000 Yen, or approximately $1,432,000 at current exchange rates, to September 22, 2009 and increasing the interest rate to 4.25%.

The working capital loan was entered into on December 26, 2006 and was for 200,000,000 Yen, or approximately $1,683,000 at then exchange rates. The loan required a quarterly payment of 12,500,000 Yen, or approximately $105,000 at then exchange rates, starting on March 20, 2007 with a final payment due on December 20, 2011. Interest of 2.00% and 3 month TIBOR was paid quarterly starting on June 20, 2007.

This loan is guaranteed by Hideki Anan, the CEO of Global Hotline.

The amendment will be filed as an exhibit to the Form 10-K for the twelve months ending March 31, 2009.

On April 30, 2009, Global Hotline entered into negotiations on $12,379,000 in debt with its Japanese banks. Global Hotline is attempting to refinance this debt on a long term basis and freeze any payments in the short term. To date, eight loans have been renegotiated. Additional details will provided with the filing of the Form 10-K for the twelve months ending March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: July 10, 2009

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer